 Exhibit 77D

SUB-ITEM 77D:  Policies with Respect to Security Investments

Effective November 18, 2011, with respect the Loomis Sayles Absolute Strategies Fund

The Fund has an absolute return investment objective, which means that it is not managed relative to an index and that it attempts to achieve positive total returns over a full market cycle. The Fund intends to pursue its objective by utilizing a flexible investment approach that allocates investments across a global range of investment opportunities related to credit, currencies and interest rates, while employing risk management strategies to mitigate downside risk. The Fund may invest up to 100% of its total assets in below investment-grade fixed-income securities (also known as "junk bonds") and derivatives that have returns related to the returns on below investment-grade fixed-income securities, although it is expected that, under normal market conditions, the Fund's net exposure (i.e., long exposures obtained through direct investments in securities and in derivatives minus short exposures obtained through derivatives) to below investment-grade fixed-income assets generally will not exceed 50% of the Fund's total assets. Under normal market conditions, the Fund also may invest up to 50% of its total assets in investments denominated in non-U.S. currencies and related derivatives, including up to 20% in investments denominated in emerging market currencies and related derivatives. The Fund expects that its exposure to these asset classes will often be obtained substantially through the use of derivative instruments. Currency positions that are intended to hedge the Fund’s non-U.S. currency exposure (i.e., currency positions that are not made for investment purposes) will offset positions in the same currency that are made for investment purposes when calculating the limitation on investments in non-U.S. and emerging market currency investments because the Fund believes that hedging a currency position is likely to negate some or all of the currency risk associated with the original currency position. The Fund does not have limits on the duration of its portfolio, and the Fund’s duration will change over time.

In selecting investments for the Fund, the Adviser develops long-term portfolio themes driven by macro-economic indicators. These include secular global economic trends, demographic trends and labor supply, analysis of global capital flows and assessments of geopolitical factors. The Adviser then develops shorter-term portfolio strategies based on factors including, but not limited to, economic, credit and Federal Reserve cycles, and top-down sector valuations and bottom-up security valuations. The Adviser employs active risk management, with a focus on credit, interest rate and currency risks. Additionally, the portfolio managers will use risk management tools in constructing and optimizing the portfolio and seek to manage risk on an ongoing basis. The portfolio management team expects to actively evaluate each investment idea based upon its return potential, its level of risk and its fit within the team's overall macro strategy when deciding whether to buy or sell investments.

The Fund will pursue its investment goal by obtaining long investment exposures through direct cash investments and derivatives and short investment exposures substantially through derivatives.  A “long” investment exposure is an investment that rises in value with a rise in the value of an asset, asset class or index and declines in value with a decline in the value of that asset, asset class or index. A “short” investment exposure is an investment that rises in value with a decline in the value of an asset, asset class or index and declines in value with a rise in the value of that asset, asset class or index.  The Fund’s long and short investment exposures may, at times, each reach 100% of the assets invested in the Fund (excluding instruments primarily used for duration management or yield curve management and short-term investments (such as cash and money market instruments)), although these exposures may be higher or lower at any given time.

Fixed-Income Investments. In connection with its principal investment strategies, the Fund may invest in a broad range of U.S. and non-U.S. fixed-income securities, including, but not limited to, corporate bonds, municipal securities, U.S. and non-U.S. government securities (including their agencies, instrumentalities and sponsored entities), securities of supranational entities, emerging market securities, commercial and residential mortgage-backed securities, collateralized mortgage obligations, other mortgage-related securities (such as adjustable rate mortgage securities), asset-backed securities, bank loans, convertible bonds, Rule 144A securities, real estate investment trusts (“REITs”), zero-coupon securities, step coupon securities, pay-in-kind securities, inflation-linked bonds, variable and floating rate securities, private placements and commercial paper.

Non-U.S. Currency Investments. Under normal market conditions, the Fund may engage in a broad range of transactions involving non-U.S. and emerging market currencies, including, but not limited to, purchasing and selling forward currency exchange contracts in non-U.S. or emerging market currencies, investing in non-U.S. currency futures contracts, investing in options on non-U.S. currencies and non-U.S. currency futures, investing in cross-currency instruments (such as swaps), investing directly in non-U.S. currencies and investing in securities denominated in non-U.S. currencies. The Fund may engage in non-U.S. currency transactions for investment or for hedging purposes.

Derivative Investments. For investment and hedging purposes, the Fund may invest substantially in a broad range of derivatives instruments and sometimes the majority of its investment returns will derive from its derivative investments. These derivative instruments include, but are not limited to, futures contracts (such as treasury futures and index futures), forward contracts, options (such as options on futures contracts, options on securities, interest rate/bond options, currency options, options on swaps and OTC options), warrants (such as non-U.S. currency warrants) and swap transactions (such as interest rate swaps, total return swaps and index swaps). In addition, the Fund may invest in credit derivative products that may be used to manage default risk and credit exposure. Examples of such products include, but are not limited to, credit default swap index products (such as LCDX, CMBX and ABX index products), single name credit default swaps, loan credit default swaps and asset-backed credit default swaps. Derivative instruments (such as those listed above) can be used to acquire or to transfer the risk and returns of a security or other asset without buying or selling the security or asset. The Fund’s strategy may be highly dependent on the use of derivatives, and to the extent that they become unavailable or unattractive the Fund may be unable to fully implement its investment strategy.

The Fund is non-diversified, which means that it is not limited to a percentage of assets that it may invest in any one issuer.

The Fund expects to engage in active and frequent trading of securities and other instruments. Effects of frequent trading may include high transaction costs, which may lower the Fund’s return, and realization of greater short-term capital gains, distributions of which are taxable to shareholders who are individuals as ordinary income. Trading costs and tax effects associated with frequent trading may adversely affect the Fund’s performance.

The percentage limitations set forth herein are not investment restrictions and the Fund may exceed these limits from time to time. In addition, when calculating these exposures, the Fund may use the market value, the notional value, an adjusted notional value or some other measure of the value of a derivative in order to reflect what the Adviser believes to be the most accurate assessment of the Fund's real economic exposure. The total notional value of the Fund's derivative instruments may significantly exceed the total value of the Fund's assets.

Effective November 18, 2011, with respect to the Loomis Sayles Multi-Asset Real Return Fund

The Fund will pursue its investment goal primarily through exposure to investments in fixed-income securities, equity securities, currencies and commodity-linked instruments.  The Fund expects that its exposure to these asset classes will often be obtained substantially through the use of derivative instruments. The Fund is designed for investors seeking "real returns" (i.e., total returns that exceed the rate of inflation over a full market cycle regardless of market conditions). Although the Fund seeks positive total returns over time, the Fund’s investment returns may be volatile over short periods of time. The Fund may outperform the overall securities market during periods of flat or negative market performance and may underperform during periods of strong market performance. There can be no assurance that the Fund’s returns over time or during any period will be positive or that the Fund will provide returns in excess of inflation over time or during any particular period. The Fund does not have limits on the duration of its portfolio, and the Fund’s duration will change over time.

In selecting investments for the Fund, the Adviser seeks to draw on its macroeconomic research in global inflationary cycles to identify and to implement investment opportunities that it believes will outpace inflation in a variety of inflationary environments. Using a global asset allocation analysis, the portfolio managers seek to identify the relative return potential of various asset classes.  This analysis is intended to provide the foundation for weighting the asset classes as a whole to develop a portfolio with superior risk and return characteristics in the view of the Adviser.  The Adviser expects to use a bottom-up investment process to generate investment ideas consistent with the expectations for the asset classes.  This will utilize the Adviser’s robust research resources, which include, but are not limited to, fundamental and quantitative capabilities. Additionally, the portfolio managers will use risk management tools to construct the portfolio and manage risk and volatility on an ongoing basis with an objective of targeting a relatively stable level of annualized volatility for the Fund's overall portfolio. The portfolio management team expects to actively evaluate each investment idea based upon its return potential, its level of risk and its fit within the team’s overall macro strategy when deciding whether to buy or sell investments.

The Fund will pursue its investment goal by obtaining long investment exposures through direct cash investments and derivatives and short investment exposures substantially through derivatives.  A “long” investment exposure is an investment that rises in value with a rise in the value of an asset, asset class or index and declines in value with a decline in the value of that asset, asset class or index. A “short” investment exposure is an investment that rises in value with a decline in the value of an asset, asset class or index and declines in value with a rise in the value of that asset, asset class or index.  The Fund’s long and short investment exposures may, at times, each reach 100% of the assets invested in the Fund (excluding instruments primarily used for duration management or yield curve management and short-term investments (such as cash and money market instruments)), although these exposures may be higher or lower at any given time.

Fixed-Income Investments.  Under normal market conditions, the Fund expects to invest at least 50% of its net assets in fixed-income securities and derivatives that have returns related to the returns on fixed-income securities. The Fund may invest in a broad range of U.S. and non-U.S. fixed-income securities, including, but not limited to, corporate bonds, municipal securities, U.S. and non-U.S. government securities (including their agencies, instrumentalities and sponsored entities), securities of supranational entities, partnership securities, commercial and residential mortgage-backed securities, other mortgage-related securities (such as adjustable rate mortgage securities), asset-backed securities, bank loans, depositary receipts, convertible bonds, Rule 144A securities, real estate investment trusts (“REITs”), zero-coupon securities, step coupon securities, stripped securities, pay-in-kind securities, inflation-linked bonds, variable and floating rate securities, when-issued securities, private placements, privatizations, hybrid instruments, structured investments, repurchase agreements and commercial paper. The Fund may invest in securities of any maturity, market sector or credit quality, including below investment-grade fixed-income securities (also known as “junk bonds”). Below investment-grade fixed-income securities are below investment-grade quality (i.e., none of the three major rating agencies (Moody’s Investors Service, Inc. (“Moody’s”), Fitch Investors Service, Inc. (“Fitch”) or Standard & Poor’s Ratings Group (“S&P”)) have rated the securities in one of their top four ratings categories) or, if the security is unrated, the Adviser has determined it to be of comparable quality.

Equity Investments.  Although the Fund expects that in normal market conditions it will have net long equity exposures, in the Adviser’s sole discretion the Fund may have net short equity exposures of up to 35% of the Fund’s total assets and gross short equity exposures of up to 70% of the Fund’s total assets. For these purposes, a short equity position is a position that will decline in value with a rise of the equity markets.  A gross short equity position represents the total of all short positions without regard to any offsetting long positions.  A net short equity position is the total of all short positions offset by any long positions (e.g., a direct investment in a stock). The Adviser may have net short equity exposures for investment or hedging purposes, including but not limited to macro hedges to protect the Fund’s entire portfolio or more targeted hedges to neutralize specific components of the Fund’s equity market exposure. The Fund may invest in a broad range of U.S. and non-U.S. equity securities, including, but not limited to, common and preferred stocks, convertible preferred stocks, depositary receipts, warrants, rights, Rule 144A securities, private placements, privatizations, hybrid instruments, equity-linked securities and other equity interests. The Fund may invest in securities of issuers of any market capitalization. In addition to direct investment in securities and other instruments, the Fund may invest in other funds, including exchange-traded funds (“ETFs”).  The Fund may invest in REITs and U.S. and non-U.S. real estate companies.

Non-U.S. Currency Investments.  Under normal market conditions, the Fund expects to invest up to 30% of its total assets in investments in non-U.S. currencies, securities denominated in non-U.S. currencies and related derivative transactions. The Fund may engage in a broad range of transactions involving non-U.S. currencies, including, but not limited to, purchasing and selling forward currency exchange contracts in non-U.S. currencies, investing in non-U.S. currency futures contracts, investing in options on non-U.S. currencies and non-U.S. currency futures, cross-hedging between two or more currencies, investing directly in non-U.S. currencies and investing in securities denominated in non-U.S. currencies, including securities of emerging market issuers. The Fund may engage in non-U.S. currency transactions for investment or for hedging purposes. Currency positions that are intended to hedge the Fund’s non-U.S. currency exposure (i.e., currency positions that are not made for investment purposes) will offset positions in the same currency that are made for investment purposes when calculating the 30% limitation in investments in non-U.S. currency investments because the Fund believes that hedging a currency position is likely to negate some or all of the currency risk associated with the original currency position.

Commodity Investments.  Under normal market conditions, the Fund expects that up to 25% of its total assets will be invested in commodity-linked instruments. Commodities are assets that have tangible properties, such as oil, metals, and agricultural products.  A "commodity-linked instrument" is an instrument whose value is linked to the price movement of a commodity, a commodity index, or a commodity option or futures contract.  An investment in a commodity-linked instrument does not generally provide a claim to the tangible underlying commodity. The Fund may invest in a broad range of commodity-linked instruments, including, but not limited to, commodity-linked derivatives (such as commodity-linked swaps, futures, options or options on futures), commodity-linked debt (including leveraged or unleveraged notes that are derivative debt instruments with principal and/or coupon payments linked to the performance of commodities) or commodity-linked ETFs (i.e., ETFs that have their value derived from the price movement of an underlying commodity). The Fund also may invest in equity and fixed-income securities of issuers in commodity-related industries. These investments will not be counted toward the 25% limitation on investments in commodity-linked instruments, but rather will be considered investments in equity securities or fixed-income securities, as appropriate. The Fund expects to obtain its investment exposure to commodity-linked instruments in whole or in significant part indirectly by investing in a wholly-owned subsidiary organized under the laws of the Cayman Islands (the "Commodity Subsidiary"), which is advised by the Adviser and will invest primarily in commodity-linked instruments and fixed-income securities and other investments that serve as collateral for its derivative positions. The Fund may invest up to 25% of its total assets in the Commodity Subsidiary.

Derivative Investments. The Fund may invest substantially in a broad range of derivative instruments for both hedging and investment purposes, including, but not limited to, futures contracts (such as futures that provide for physical delivery, treasury futures, single stock futures, and index futures), forward contracts, options (such as options on futures contracts, options on securities, options on securities indices, interest rate/bond options, currency options, options on swaps and exchange-traded and over-the-counter options), warrants (such as index warrants), swap transactions (such as interest rate swaps, total return swaps, index swaps and equity swaps), structured notes, foreign currency transactions, commodity-linked derivatives and credit default swaps. Derivative instruments (such as those listed above) can be used to acquire or to transfer the risk and returns of a security or other asset without buying or selling the security or asset. The Fund’s strategy may be highly dependent on the use of derivatives, and to the extent that they become unavailable or unattractive the Fund may be unable to fully implement its investment strategy.

The Fund is non-diversified, which means that it is not limited to a percentage of assets that it may invest in any one issuer.

The Fund expects to engage in active and frequent trading of securities and other instruments. Effects of frequent trading may include high transaction costs, which may lower the Fund’s return, and realization of greater short-term capital gains, distributions of which are taxable to shareholders who are individuals as ordinary income. Trading costs and tax effects associated with frequent trading may adversely affect the Fund’s performance.

The percentage limitations set forth herein are not investment restrictions and the Fund may exceed these limits from time to time. In addition, when calculating these exposures, the Fund may use the market value, the notional value, an adjusted notional value or some other measure of the value of a derivative in order to reflect what the Adviser believes to be the most accurate assessment of the Fund's real economic exposure.  The total notional value of the Fund's derivative instruments may significantly exceed the total value of the Fund's assets.